Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-138225) pertaining to the GateHouse Media, Inc. Omnibus Stock Incentive Plan of our report dated March 7, 2013 (except Note 21, as to which the date is September 26, 2013) with respect to the consolidated financial statements and schedule of GateHouse Media, Inc. and subsidiaries, included in this Current Report (Form 8-K) dated September 26, 2013.

Rochester, New York

September 26, 2013